UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2026

Avantor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 30, 2026, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Avantor, Inc. (the “Company”) approved a special long-term incentive award for the Company’s Executive Vice President, Chief Legal and Compliance Officer and Secretary, Claudius Sokenu, to recognize his overall performance and contributions to the Company, including his leadership in litigation and regulatory management, dispute resolution and corporate governance. The award was granted on October 31, 2026, and is a grant of 62,305 restricted stock units (“RSUs”) under the Company’s 2019 Equity Incentive Plan (the “Plan”). The RSUs will vest in equal installments on the first three anniversaries of the grant date, subject to Mr. Sokenu’s continued employment with the Company through each applicable vesting date. The RSUs were granted pursuant to, and in accordance with, the terms of the Plan, the Form of Restricted Stock Unit Grant Notice, which is filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2026, and the description of RSU grants in the Company’s proxy statement, filed with the SEC on March 27, 2026. This summary description does not purport to be complete and is qualified entirely by reference to the full text of the RSU Agreement, which is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: November 3, 2026	By:	/s/ Steven Eck
		Name:	Steven Eck
		Title:	Senior Vice President, Chief Accounting Officer